UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 3, 2009

CAVICO CORP.

(Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230,

Huntington Beach, California               92647

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Gregory Sichenzia, Esq.

Peter DiChiara, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

June Kim was appointed Chief Financial Officer of Cavico Corp. (the “Company”) effective as of September 3, 2009.  Ms. Kim will serve as the Company’s Principal Financial Officer.  Ms. Kim, 53, had been an independent director and member of the audit committee of the Company from April 2009 to August 2009.  Upon her appointment as Chief Financial Officer, she resigned as a member of the Company’s Board of Directors.

Prior to accepting the position of Chief Financial Officer, she worked for Providential Holdings, Inc. from July 2007 to August 2009 as a consultant. She prepared 10Q and 10K filings for public companies and assisted auditors for audits and reviews.  Prior to joining Providential Holdings, Inc., she worked for Stonefield Josephson, a CPA firm, as audit manager from August 2005 through March 2007 and Kabani & Company, Inc., a CPA firm, as a full time audit manager from February 2000 to June 2005.  She is a Certified Public Accountant and holds CPA licenses in the state of Washington and California. She graduated with a Bachelor of Science in accounting degree in 1980 from California State University.

The Company entered into an Employment Agreement, dated September 3, 2009, with Ms. Kim.  Pursuant to the terms of the Employment Agreement, Ms. Kim will receive a salary of $123,600 and may be entitled to participate in any of the Company’s compensation plans upon the approval by the Company’s Board of Directors.  Ms. Kim will serve as the Company’s Chief Executive Officer until replaced by the Company’s Board of Directors.  The Employment Agreement may be terminated by the Company or June Kim upon 30 days written notice.

(d)

John T. McNicholas, 43, was appointed to the Board of Directors as an independent member of the Board of Directors.  Mr. McNicholas will serve on the Audit Committee and Compensation Committee.  He is currently the President of Vineyards LLC and has served as President since its inception in 2007.  From June 2003 to July 2007, he was the Chief Executive Officer of Penloyd, LLC, a manufacturing company based in Tulsa, Oklahoma.  Prior to his service at Penloyd, he was the Chief Operating Officer for Wachovia Insurance Services from 2000 to 2003 and the Chief Operating Officer for Thunderbird Moulding Company.  Mr. McNicholas has significant financial experience serving as the Chief Financial Officer of American Wood Moulding, working as a Manager at PriceWaterhouseCoopers and an auditor for Deloitte Touche.  He graduated in 1988 from the University of Notre Dame with a B.B.A. in accounting.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

10.12

Employment Agreement, dated September 3, 2009, between the Company and June Kim

99.1

Press Release of Cavico Corp. dated September 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: September 4, 2009	By:	/s/ Timothy Dac Pham
Name: Timothy Dac Pham
Vice President